CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249629 on Form S-6 of our report dated December 2, 2020, relating to the financial statement of FT 9046, comprising Richard Bernstein Advisors Tactical Series, American Industrial Renaissance(R), 2020-2, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 2, 2020